Exhibit 23(h)(6)

                      FIRST FINANCIAL CAPITAL ADVISORS LLC
                                 300 High Street
                              Hamilton, Ohio 45012

                                                                  August 1, 2006

Legacy Funds Group
3435 Stelzer Road
Columbus, Ohio 43219

Re: Letter of Agreement

Ladies and Gentlemen:

First Financial Capital Advisors LLC, intending to be legally bound, hereby confirms its agreement to waive its management fee and assume expenses of The Multi-Cap Core Equity Fund, The Core Bond Fund and The Federal Money Fund (each, a "Fund"), each a separate series of Legacy Funds Group, to the extent necessary, from August 26, 2006 through August 28, 2007, so that "Annual Fund Operating Expenses" (as expressed in "Item 3. Risk/Return Summary: Fee Table" of Form N-1A), excluding distribution (12b-1) fees, do not exceed the following amounts as a percentage of the indicated Fund's average daily net assets:

Name of Fund                     Annual Fund Operating Expenses
------------                     ------------------------------
The Multi-Cap Core Equity Fund                1.00%
The Core Bond Fund                            0.78%
The Federal Money Fund                        0.48%

                                        FIRST FINANCIAL CAPITAL ADVISORS LLC


                                        By: /s/ Patty K. Scott
                                            ------------------------------------
                                        Name: Patty K. Scott
                                        Title: Vice President


Accepted and Agreed:

LEGACY FUNDS GROUP


By: /s/ Mark W. Immelt
    ---------------------------------
Name: Mark W. Immelt
Title: President